UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2024

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:
Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Kilroy Realty Corporation:
Emerging growth company ☐
Kilroy Realty, L.P.:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

ITEM 1.01    ENTRY INTO A MATERIAL AGREEMENT

Revolving Credit Facility
On March 6, 2024, Kilroy Realty, L.P. (the “Operating Partnership”), as borrower, entered into a fourth amended and restated credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and a lender, and certain other financial institutions party thereto as lenders, which amends and restates and replaces in its entirety that certain third amended and restated credit agreement, dated as of April 20, 2021, by and among the Operating Partnership, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders named therein.

The Credit Agreement provides for a senior unsecured revolving credit facility (the “Credit Facility”) that permits borrowings of up to $1.1 billion, subject to the satisfaction of certain customary conditions. The Credit Facility also includes an accordion feature to increase the revolving commitments or add one or more tranches of term loans up to an aggregate amount of $1.6 billion, subject to obtaining lender commitments and the satisfaction of certain customary conditions. The Operating Partnership expects to use the Credit Facility for general corporate purposes, including funding acquisition, development and redevelopment projects, and repaying debt. The Credit Facility matures on July 31, 2028, which date may be extended by the Operating Partnership by six months on up to two occasions subject to the satisfaction of certain conditions, including payment by the Operating Partnership of an extension fee that is equal to 6.25 basis points of the then-outstanding revolving commitments under the Credit Facility that are the subject of each such extension. The Credit Facility is guaranteed by Kilroy Realty Corporation (the “Company”).

The Credit Facility provides that the revolving loans thereunder will bear interest at floating rates, at the Operating Partnership’s option, equal to either (x) a term secured overnight financing rate (“SOFR”) plus a credit spread adjustment of 0.10% per annum and an applicable margin ranging from 0.725% to 1.450% per annum, (y) a daily effective SOFR rate plus a credit spread adjustment of 0.10% per annum and an applicable margin ranging from 0.725% to 1.450% per annum and (z) a base rate plus an applicable margin ranging from 0.000% to 0.450% per annum, in each case, with such applicable margin depending on the Operating Partnership’s credit rating. The Operating Partnership is also obligated to pay a facility fee on the aggregate revolving commitments under the Credit Facility ranging from 12.5 basis points to 30 basis points depending on the Operating Partnership’s credit rating. In addition, the Credit Facility also features a sustainability-linked pricing component whereby the pricing can improve by 0.01% if the Operating Partnership meets certain sustainability performance targets.

The Operating Partnership is required to comply with the following financial covenants under the Credit Facility:
•Maximum total debt to total asset value ratio of no greater than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 65%;
•Ratio of adjusted EBITDA to fixed charges of not less than 1.50x;
•Maximum secured debt to total asset value ratio of not greater than 40%;
•Ratio of unencumbered asset pool properties value to unsecured debt of not less than 1.67x, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be less than 1.55x; and
•Ratio of unencumbered asset pool property net operating cash flow to unsecured debt service of not less than 1.75x.

The Operating Partnership may voluntarily prepay loans and terminate revolving commitments under the Credit Agreement in whole or in part at any time, subject to certain notice requirements.

The Credit Facility contains customary affirmative and negative covenants that, among other things, limit the ability of the Company to, upon the occurrence and continuance of an event of default, pay dividends and enter into certain transactions. A breach of such covenants (after notice and cure periods in certain circumstances) or any other event of default would entitle the administrative agent to accelerate the Operating Partnership’s debt obligations.

In connection with the Credit Facility, the Company entered into a fourth amended and restated guaranty (the “Credit Facility Guaranty”) pursuant to which it has absolutely, irrevocably and unconditionally guaranteed to the administrative agent under the Credit Facility for the benefit of the lenders party to the Credit Facility, the payment and performance of the obligations of the Operating Partnership under the Credit Facility as and when due and payable.

The foregoing descriptions of the Credit Facility and the Credit Facility Guaranty are only summaries and are qualified in their entirety by reference to the full text of the Credit Facility and the Credit Facility Guaranty, copies of which will be filed as exhibits to the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

Term Loan Facility
On March 6, 2024, the Operating Partnership, as borrower, entered into a term loan agreement (the “Term Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and a lender, and certain other financial institutions party thereto as lenders. The Term Loan Agreement provides for a $200 million senior unsecured term loan facility (the “Term Loan Facility”), the full amount of which was borrowed at closing. The Term Loan Facility also includes an accordion feature to increase the term loan commitments or add one or more tranches of term loans up to an aggregate amount of $330 million, subject to obtaining lender commitments and the satisfaction of certain customary conditions. The Term Loan Facility is guaranteed by the Company.

The Term Loan Facility provides that the term loans thereunder will bear interest at floating rates, at the Operating Partnership’s option, equal to either (x) a term SOFR-based rate option plus a credit spread adjustment of 0.10% per annum and an applicable margin ranging from 0.80% to 1.60% per annum, and (y) a base rate interest rate option plus an applicable margin ranging from 0.00% to 0.60% per annum, in each case, with such applicable margin depending on the Operating Partnership’s credit rating.

The Operating Partnership may voluntarily prepay loans under the Term Loan Agreement in whole or in part at any time, subject to certain notice requirements. Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be reborrowed.

The Operating Partnership is required to comply with the following financial covenants under the Term Loan Facility:
•Maximum total debt to total asset value ratio of no greater than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 65%;
•Ratio of adjusted EBITDA to fixed charges of not less than 1.50x;
•Maximum secured debt to total asset value ratio of not greater than 40%;
•Ratio of unencumbered asset pool properties value to unsecured debt of not less than 1.67x, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be less than 1.55x; and
•Ratio of unencumbered asset pool property net operating cash flow to unsecured debt service of not less than 1.75x.

The Term Loan Facility provides for borrowings in U.S. dollars. The proceeds of the Term Loan Facility were used to pay down outstanding term loans under the Operating Partnership’s existing term loan facility pursuant to its term loan agreement, dated October 3, 2022 (as amended, the “Existing Term Loan Agreement”). The Term Loan Facility has a final maturity date of October 3, 2027, which date reflects the exercise of two one-year extension options that may be exercised by the Operating Partnership (subject to the satisfaction of certain conditions); provided, that the Operating Partnership must pay an extension fee that is equal to 12.5 basis points of the then-outstanding principal amount of the term loans for the first extension and an extension fee that is equal to 15 basis points of the then-outstanding principal amount of the term loans for the second extension.

The Term Loan Agreement contains customary affirmative and negative covenants that, among other things, limit the ability of the Company to, upon the occurrence and continuance of an event of default, pay dividends and enter into certain transactions. A breach of such covenants (after notice and cure periods in certain circumstances) or any other event of default would entitle the administrative agent to accelerate the Operating Partnership’s debt obligations.

In connection with the Term Loan Facility, the Company entered into a guaranty (the “Term Loan Guaranty”) pursuant to which it has absolutely, irrevocably and unconditionally guaranteed to the administrative agent under the Term Loan Facility for the benefit of the lenders party to the Term Loan Facility, the payment and performance of the obligations of the Operating Partnership under the Term Loan Facility as and when due and payable.

The foregoing descriptions of the Term Loan Agreement and the Term Loan Guaranty are only summaries and are qualified in their entirety by reference to the full text of the Term Loan Agreement and the Term Loan Guaranty, copies of which will be filed as exhibits to the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

Existing Term Loan Facility
In connection with the transactions described above, the Operating Partnership will also amend (the “Amendment”) the Existing Term Loan Agreement to substantially conform the terms of the Existing Term Loan Agreement to the terms of the Term Loan Agreement. The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 7.01    REGULATION FD DISCLOSURE

On March 6, 2024, the Company issued a press release announcing its entry into the Credit Facility and the Term Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company or the Operating Partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

99.1*	Press Release dated March 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_______________
*    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: March 6, 2024

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: March 6, 2024

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller